Exhibit 99.1

Contact:	David W. Gryska Senior Vice President and Chief Financial Officer Celgene Corporation (908) 673-9059	Timothy J. Smith Director, Investor Relations Celgene Corporation (908) 673-9951
CELGENE CORPORATION TO PRESENT AT THE
28TH ANNUAL JPMORGAN HEALTHCARE CONFERENCE
SUMMIT, NJ — (January 6, 2010) — Celgene Corporation (NASDAQ: CELG) today announced its presentation at the 28th Annual JPMorgan Healthcare Conference on Monday, January 11, 2010 at 8:00 AM PST (11:00 AM EST) will be webcast live and will be available in the investor relations section of the company’s Web site at www.celgene.com. Sol J. Barer, Ph.D., Chairman and Chief Executive Officer, will provide an overview of the company.
Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit the company’s Web site at www.celgene.com.
This release contains certain forward-looking statements which involve known and unknown risks, delays, uncertainties and other factors not under the Company’s control, which may cause actual results, performance or achievements of the Company to be materially different from the results, performance or other expectations implied by these forward-looking statements. These factors include results of current or pending research and development activities, actions by the FDA and other regulatory authorities, and those factors detailed in the Company’s filings with the Securities and Exchange Commission such as 10K, 10Q and 8K reports.
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